As filed with the Securities and Exchange Commission on August 31, 2006

Registration No. 333-131770

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

REGISTRATION STATEMENT

ON

FORM S-3

UNDER

THE SECURITIES ACT OF 1933

IRVINE SENSORS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	33-0280334
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3001 Red Hill Avenue

Costa Mesa, California 92626

(714) 549-8211

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

JOHN J. STUART, JR.

Chief Financial Officer

Irvine Sensors Corporation

3001 Red Hill Avenue

Costa Mesa, California 92626

(714) 549-8211

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ellen S. Bancroft, Esq.

Parker A. Schweich, Esq.

Dorsey & Whitney LLP

38 Technology Drive

Irvine, California 92618

(949) 932-3600

Approximate date of commencement of proposed sale to the public:    from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, $0.01 par value per share	5,755,186	$1.51	$8,690,330.86	$929.86

(1)	Estimated based upon the average of the high and low sales prices of the Registrant’s common stock on August 22, 2006, as reported by the Nasdaq Capital Market, pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended.
(2)	Previously paid.

EXPLANATORY NOTE

Irvine Sensors Corporation has prepared this Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-131770) solely for the purpose of filing an amended Exhibit No. 5.1 to the Registration Statement solely to change the date of such exhibit from August 24, 2006 to August 31, 2006. Amendment No. 3 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses to be paid by us with respect to the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee. In addition, Irvine Sensors Corporation may be charged additional listing fees by the Nasdaq Capital Market upon issuance of the shares being offered by this prospectus.

SEC Registration Fee	$929.86
Printing Expenses	5,000.00
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	40,000.00
Miscellaneous	0.00

Total	$70,929.86

We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law, Irvine Sensors Corporation can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the “Securities Act”). Irvine Sensors Corporation’s bylaws and certificate of incorporation provide that Irvine Sensors Corporation will indemnify its directors and officers to the fullest extent permitted by law and require Irvine Sensors Corporation to advance litigation expenses upon receipt by Irvine Sensors Corporation of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The bylaws and certificate of incorporation further provide that rights conferred under such bylaws and certificate of incorporation do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Irvine Sensors Corporation’s certificate of incorporation provides that, under Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to Irvine Sensors Corporation and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Irvine Sensors Corporation or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Irvine Sensors Corporation has entered into agreements to indemnify its directors, the directors of certain of its subsidiaries and certain of its officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify Irvine Sensors Corporation’s directors and certain of its officers for certain expenses, attorneys’ fees, judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Irvine Sensors Corporation, on account of services as a director or officer of Irvine Sensors Corporation, or as a director or officer of any other company or enterprise to which the person provides services at the request of Irvine Sensors Corporation. Irvine Sensors Corporation also maintains directors and officers liability insurance.

In addition, one of Irvine Sensors Corporation’s directors, Martin Hale, Jr., is indemnified by Pequot Capital Management, Inc. and Pequot, and is covered by insurance maintained by Pequot Capital Management, Inc., under certain circumstances for serving as Pequot’s representative on the Board of Directors of Irvine Sensors Corporation.

ITEM 16. EXHIBITS

EXHIBIT NUMBER
2.1	Stock Purchase Agreement dated December 30, 2005 by and among the Registrant, Timothy Looney and Optex Systems, Inc. (Incorporated by reference to Exhibit 2.1 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

2.2	Buyer Option Agreement dated December 30, 2005 by and between the Registrant and Timothy Looney (Incorporated by reference to Exhibit 2.2 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.1	Specimen of Common Stock certificate (Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 1991).

4.2	Certificate of Incorporation, as amended and currently in effect (Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2003).

4.3	Bylaws, as amended and restated December 30, 2005 (Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.4	Registration Rights Agreement dated December 30, 2005 between the Registrant and Timothy Looney (Incorporated by reference to Exhibit 10.5 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.5	Securities Purchase Agreement dated December 30, 2005 by and among the Registrant and the purchasers listed on the signature pages thereto (Incorporated by reference to Exhibit 10.6 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.6	Form of Series 1 Senior Subordinated Secured Convertible Note and schedule of omitted material details thereto (Incorporated by reference to Exhibit 10.7 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

EXHIBIT NUMBER
4.7	Form of Series 2 Senior Subordinated Secured Convertible Note and schedule of omitted material details thereto (Incorporated by reference to Exhibit 10.8 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.8	Form of Series 1 Warrant to Purchase Common Stock and schedule of omitted material details thereto (Incorporated by reference to Exhibit 10.9 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.9	Form of Series 2 Warrant to Purchase Common Stock and schedule of omitted material details thereto (Incorporated by reference to Exhibit 10.10 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.10*	Registration Rights provided by the Registrant to Richard Behfarin.

4.11	Amendment to Securities Purchase Agreement dated March 31, 2006 by and among the Registrant and the purchasers listed on the signature pages thereto (Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Current Report on Form 8-K filed on April 4, 2006).

5.1	Opinion of Dorsey & Whitney LLP.

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Montgomery Coscia Greilich LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page).

*	Previously filed by the Registrant.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of Irvine Sensors Corporation’s Annual Report under Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Irvine Sensors Corporation pursuant to the foregoing provisions, or otherwise, Irvine Sensors Corporation has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Irvine Sensors Corporation of expenses incurred or paid by a director, officer or controlling person of Irvine Sensors Corporation in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Irvine Sensors Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 31st day of August, 2006.

IRVINE SENSORS CORPORATION

By:	/s/ John C. Carson
John C. Carson
Chief Executive Officer, President and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John C. Carson	Chief Executive Officer, President and Director (Principal Executive Officer)	August 31, 2006
John C. Carson

/s/ John J. Stuart, Jr.	Chief Financial Officer and Secretary (Principal Financial and Chief Accounting Officer)	August 31, 2006
John J. Stuart, Jr.

*	Chairman of the Board	August 31, 2006
Mel R. Brashears

*	Director	August 31, 2006
Marc Dumont

Director
Thomas M. Kelly

*	Director	August 31, 2006
Clifford Pike

*	Director	August 31, 2006
Frank Ragano

Signature	Title	Date
*	Director	August 31, 2006
Robert G. Richards

Director
Chris Toffales

Director
Martin Hale, Jr.

*	Power of attorney

By:	/s/ John J. Stuart, Jr.
John J. Stuart, Jr.
Attorney-in-Fact

INDEX OF EXHIBITS

EXHIBIT NUMBER
2.1	Stock Purchase Agreement dated December 30, 2005 by and among the Registrant, Timothy Looney and Optex Systems, Inc. (Incorporated by reference to Exhibit 2.1 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

2.2	Buyer Option Agreement dated December 30, 2005 by and between the Registrant and Timothy Looney (Incorporated by reference to Exhibit 2.2 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.1	Specimen of Common Stock certificate (Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 1991).

4.2	Certificate of Incorporation, as amended and currently in effect (Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2003).

4.3	Bylaws, as amended and restated December 30, 2005 (Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.4	Registration Rights Agreement dated December 30, 2005 between the Registrant and Timothy Looney (Incorporated by reference to Exhibit 10.5 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.5	Securities Purchase Agreement dated December 30, 2005 by and among the Registrant and the purchasers listed on the signature pages thereto (Incorporated by reference to Exhibit 10.6 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.6	Form of Series 1 Senior Subordinated Secured Convertible Note and schedule of omitted material details thereto (Incorporated by reference to Exhibit 10.7 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.7	Form of Series 2 Senior Subordinated Secured Convertible Note and schedule of omitted material details thereto (Incorporated by reference to Exhibit 10.8 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.8	Form of Series 1 Warrant to Purchase Common Stock and schedule of omitted material details thereto (Incorporated by reference to Exhibit 10.9 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

4.9	Form of Series 2 Warrant to Purchase Common Stock and schedule of omitted material details thereto (Incorporated by reference to Exhibit 10.10 filed with the Registrant’s Current Report on Form 8-K filed on January 5, 2006).

EXHIBIT NUMBER
4.10*	Registration Rights provided by the Registrant to Richard Behfarin.

4.11	Amendment to Securities Purchase Agreement dated March 31, 2006 by and among the Registrant and the purchasers listed on the signature pages thereto (Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Current Report on Form 8-K filed on April 4, 2006).

5.1	Opinion of Dorsey & Whitney LLP.

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Montgomery Coscia Greilich LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page).

*	Previously filed by the Registrant.